SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549

                         FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

                    ___________________



   Date of Report (Date of earliest event reported) November 11, 2001
                         BICO, INC.
  (Exact name of registrant as specified in its charter)


Pennsylvania                    0-10822                      25-1229323
(State of other jurisdiction  (Commission File Number)      (IRS Employer
  of incorporation)                                        Identification No.)


      2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
     (Address of principal executive offices)                    (Zip Code)


 Registrant's telephone number, including area code (412)429-0673
     ______________________________________________________
  (Former name or former address, if changes since last report.)




Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Inc. announced that it has received a majority of the shareholder votes needed to approve its requested authorization of additional shares. Although the vote will not be final until BICO's shareholders' meeting scheduled for
          November 30, 2001 and any shareholder may revoke or change his or her votes, BICO has received both a quorum and a majority of the votes necessary to authorize the additional shares.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                        SIGNATURES

     Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by /s/ Fred E. Cooper
                                          Fred E. Cooper, CEO
DATED:  November 11, 2001



            BICO RECEIVES SHAREHOLDER APPROVAL


     Pittsburgh,  PA  -  November 20,  2001  -  BICO,  Inc.
 (OTCBB:BIKO) announced that it has received a majority of the shareholder votes needed to approve its requested authorization of additional shares. Although the vote will not be final until BICO's shareholders' meeting scheduled for November 30, 2001 and any shareholder may revoke or change his or her votes, BICO has received both a quorum and a majority of the votes necessary to authorize the additional shares.

       BICO, Incorporated has its offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental solutions.

 FOR FURTHER INFORMATION, CONTACT:
 Investors                           Media
 Diane McQuaide                      Susan Taylor
 1.412.429.0673 phone                1.412.429.0673 phone
 1.412.279.9690 fax                  1.412.279.5041 fax

 INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
 WEBSITE: www.bico.com